Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297167

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 9, 2026)

K WAVE MEDIA LTD.

526,314 Ordinary Shares

On August 19, 2026, we entered into a Placement Agency Agreement, or the Placement Agency Agreement, with D. Boral Capital LLC, (“D. Boral” or the “Placement Agent”), relating to the sale of 526,314 of our ordinary shares, par value $0.003 per share (the “Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus, directly to certain institutional investors at a price of $1.90 per Ordinary Share. D. Boral has agreed to act as the exclusive placement agent in connection with this offering.

Our Ordinary Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “KWM.” On August 18, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $2.64 per share (on a post-reverse stock split adjusted basis).

The Placement Agent is not purchasing or selling any of the Ordinary Shares offered by this prospectus supplement, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of Ordinary Shares. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Ordinary Shares offered hereby. We have agreed to pay the Placement Agent a cash fee as set forth in the table below. This offering will be completed on a single settlement date and is expected to close on or about August 20, 2026, subject to customary closing conditions. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

	Per Ordinary Share	Total
Public offering price	$1.90	$999,996.60
Placement agent fees(1)	$0.133	$69,999.76
Proceeds, before expenses, to the Company	$929,996.84	$929,996.84

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds received by us from the sale of Ordinary Shares in this offering. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for a description of the compensation to be received by the placement agent.

In connection with this offering, the Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to the Placement Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to certain liabilities, including liabilities arising out of or in connection with the transactions contemplated by the Placement Agency Agreement.

As of the date of this prospectus supplement, the aggregate market value of our Ordinary Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $13,983,062, which is based on 2,157,880 Ordinary Shares outstanding held by non-affiliates and a price of $6.48 per share, the highest closing sale price of our Ordinary Shares on Nasdaq within the sixty (60) days prior to the date of this prospectus supplement (on a post-reverse stock split adjusted basis). During the prior twelve (12) calendar month period that ends on and includes the date hereof, we have not offered or sold any Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3.

Pursuant to General Instruction I.B.5 of Form F-3, because our public float is below $75 million, we may not sell securities in public primary offerings on Form F-3 with a value exceeding more than one-third of our public float in any twelve (12) calendar month period. As of the date of this prospectus supplement, the aggregate market value of our Ordinary Shares held by non-affiliates is $13,983,062. During the prior twelve (12) calendar month period that ends on and includes the date hereof, we have not offered or sold any Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3. The aggregate offering price of the Ordinary Shares offered hereby does not exceed one-third of our public float.

The Placement Agent will be entitled to a placement agent fee equal to 7.0% of the aggregate gross proceeds from the sale of Ordinary Shares in this offering. See “Plan of Distribution“ beginning on page S-11 of this prospectus supplement for additional information regarding the compensation to be paid to D. Boral.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary - Implications of Being an Emerging Growth Company.”

Investing in our Ordinary Shares involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 14 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

D. Boral Capital LLC

The date of this prospectus supplement is August 20, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus that we authorize. We have not, and D. Boral has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and D. Boral is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (File No. 333-297167) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares and other securities in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and D. Boral Capital LLC has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

On August 3, 2026, the Company effected a 1-for-30 reverse stock split of its issued and outstanding Ordinary Shares. The par value of the Ordinary Shares was not adjusted as a result of the reverse stock split. Unless otherwise indicated, all share and per-share information in this prospectus supplement gives effect to the reverse stock split. The accompanying base prospectus, dated July 9, 2026, does not reflect the reverse stock split, and accordingly, all share and per-share information set forth therein is presented on a pre-reverse stock split basis. Investors should take this into account when reviewing the share and per-share data in the accompanying base prospectus.

On August 18, 2026, the Company, received a formal notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Rule”) and this matter was closed. Nasdaq determined that, for the 10 consecutive business days from August 4, 2026, through August 17, 2026, the closing bid price of the Company’s ordinary shares was $1.00 per share or greater. Accordingly, Nasdaq has confirmed that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter is now closed.

Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, “K Wave,” the “Company,” “we,” “us,” and “our” refer to K Wave Media Ltd., a Cayman Islands exempted company with limited liability, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity and results of operations; and

●	other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus supplement, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.

The goals, targets, expectations and estimates included or incorporated by reference in this prospectus supplement were prepared by the Company’s management team based on information available at the time such information was developed and reflects numerous assumptions that are subject to change, including those related to general business, economic, market, and financial conditions, as well as other factors that are difficult to predict and many of which are beyond the Company’s control. The Company believes the assumptions underlying such goals, targets, expectations and estimates were reasonable at the time such information was prepared. However, important factors may affect actual results and cause the results reflected in such goals, targets, expectations and estimates not to be achieved including, among other things, risks and uncertainties relating to the Company’s business, industry performance, the regulatory environment, and general business and economic conditions, as discussed in the immediately preceding paragraph.

The estimates and forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference, before making an investment decision. This summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Company Overview

K Wave Media Ltd. is a Cayman Islands exempted company with limited liability. Our principal executive offices are located at 121 South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, and our telephone number is 703-790-0717.

For additional information about us, please refer to the documents incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.

As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the last day of the fiscal year ending after the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act. As a foreign private issuer, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

THE OFFERING

Ordinary Shares offered by us:	526,314 Ordinary Shares at a price of $1.90 per share, for aggregate gross proceeds of approximately $999,996.60.

Ordinary Shares outstanding prior to this offering:	2,710,253 Ordinary Shares outstanding as of August 18, 2026.

Ordinary Shares to be outstanding after this offering:	Up to 3,236,567 Ordinary Shares, assuming the sale of all Ordinary Shares offered hereby.

Manner of offering:	Registered direct offering through our placement agent, D. Boral Capital LLC. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, working capital, acquisitions of potential business targets and general and administrative expenses. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-7 and in our most recent Annual Report on Form 20-F before deciding to invest in our Ordinary Shares.

Nasdaq symbol:	“KWM”.

Baby shelf limitation:	Under General Instruction I.B.5 of Form F-3, in no event may we sell securities pursuant to this prospectus supplement with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with other information in this prospectus supplement and the accompanying base prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. If any of the following risks actually occur, our business, financial condition, results of operations, or cash flows could be materially and adversely affected. In such case, the trading price of our Ordinary Shares could decline, and you could lose all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Ordinary Shares to decline, and delay the development of our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate dilution in the net tangible book value per share of the Ordinary Shares you purchase.

The offering price per Ordinary Share in this offering exceeds the net tangible book value per Ordinary Share outstanding prior to this offering. Based on a net tangible book value of $-25.56 per Ordinary Share as of August 18, 2026, and after giving effect to the sale of 526,314 Ordinary Shares at the offering price of $1.90 per share and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of August 18, 2026 would have been approximately $-21.09 per Ordinary Share. This represents an immediate increase of $4.47 per share to existing shareholders and an immediate dilution of $22.99 per share to new investors. See “Dilution” on page S-10 of this prospectus supplement.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The issuance of Ordinary Shares in this offering will result in significant dilution to existing shareholders.

We are selling 526,314 Ordinary Shares in this offering at a price of $1.90 per share. Investors purchasing Ordinary Shares in this offering will experience immediate dilution in the amount of $22.99 per share, based on the difference between the offering price per Ordinary Share and our as adjusted net tangible book value per share after giving effect to this offering. In addition, to the extent that outstanding warrants, convertible notes (including the SPA Notes held by the Anson Funds), or stock options are exercised or converted, investors purchasing shares in this offering could experience further dilution. We also may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the future sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders. See “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion.

We will have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with the decisions our management makes, and our use of the proceeds may not yield a favorable return on your investment. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and could adversely affect the market price of our Ordinary Shares.

We have not designated any specific use for the net proceeds of this offering. Accordingly, investors in this offering will be relying on the judgment of our management regarding the application of the net proceeds. Pending their use, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

The sale of a substantial number of our Ordinary Shares in this offering, or the perception that such sales may occur, could cause the price of our Ordinary Shares to decline.

The sale of our Ordinary Shares in this offering could cause the market price of our Ordinary Shares to decline. Investors in this offering may resell the Ordinary Shares purchased hereby in the public market shortly after the closing of this offering, which could place downward pressure on the trading price of our Ordinary Shares.

The market price of our Ordinary Shares may decline as a result of this offering.

The sale of a substantial number of our Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Ordinary Shares to decline. In addition, the Ordinary Shares sold in this offering may be resold in the public market immediately following the closing of this offering, which could put significant downward pressure on the trading price of our Ordinary Shares.

The market price of our Ordinary Shares may be volatile and may be affected by market conditions beyond our control, and purchasers of our securities in this offering could incur substantial losses.

Our Ordinary Share price has been volatile. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. We may incur rapid and substantial increases or decreases in our share price in the foreseeable future that may or may not coincide in timing with the disclosure of news or developments by us. In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of the applicable issuers.

Risks Related to the Baby Shelf Limitation

We are subject to the “baby shelf” limitation under General Instruction I.B.5 of Form F-3, which limits the amount of securities we may sell under this prospectus supplement.

Because our public float is below $75.0 million, under General Instruction I.B.5 of Form F-3, the amount of funds we can raise through primary public offerings of securities in any twelve-month period using a registration statement on Form F-3 is limited to one-third of the aggregate market value of our Ordinary Shares held by non-affiliates, or our public float. This limitation may impair our ability to raise capital through public offerings, which could adversely affect our operations and financial condition.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $999,996.60, after deducting the Placement Agent’s fees and our estimated offering expenses. However, because this is a best efforts offering with no minimum number of Ordinary Shares or minimum aggregate amount of proceeds as a condition to closing, the actual offering amount and proceeds to us, if any, are not determinable at this time and may be substantially less than the maximum set forth on the cover page of this prospectus supplement.

We intend to use the net proceeds from this offering, after deducting the Placement Agent’s fees and our estimated offering expenses, for general corporate purposes, which may include, but are not limited to, working capital, acquisitions of potential business targets and general and administrative expenses, capital expenditures, and potential strategic transactions. We have not designated any specific use for the net proceeds of this offering.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual expenditures and the extent of our investments will depend on numerous factors. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Ordinary Share and the as adjusted net tangible book value per Ordinary Share after giving effect to this offering.

Our net tangible book value as of August 18, 2026 was approximately $-69,275,210, or approximately $-25.56 per Ordinary Share, based on 2,710,253 Ordinary Shares outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of that date.

After giving effect to the sale of 526,314 Ordinary Shares in this offering at a public offering price of $1.90 per Ordinary Share and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of August 18, 2026 would have been approximately $-68,275,210, or approximately $-21.09 per Ordinary Share. This represents an immediate increase in net tangible book value of $4.47 per share to existing shareholders and an immediate dilution in net tangible book value of $22.99 per share to new investors purchasing Ordinary Shares in this offering. The following table illustrates this dilution:

Offering price per Ordinary Share: $1.90; Net tangible book value per share as of August 18, 2026: $-69,275,210; Increase in net tangible book value per share attributable to this offering: $1,000,000; As adjusted net tangible book value per share after giving effect to this offering: $-21.09; Dilution per share to new investors: $22.99.

The table above does not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding securities having a per share exercise or conversion price less than the per share offering price to new investors in this offering, including (i) 136,549 Ordinary Shares issuable upon exercise of the SPA Warrants at a weighted average exercise price of $109.85 per share, (ii) 1,677,903 Ordinary Shares issuable upon conversion of the SPA Notes, (iii) 328,274 Ordinary Shares issuable upon exercise of the Public Warrants at an exercise price of $345.00 per share, and (iv) 6,667 Ordinary Shares issuable upon exercise of the Galaxy Warrants at an exercise price of $82.50 per share. To the extent these outstanding securities are exercised or converted, there will be further dilution to investors purchasing Ordinary Shares in this offering.

Pending use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

PLAN OF DISTRIBUTION

We have entered into a Placement Agency Agreement, or the Placement Agency Agreement, with D. Boral Capital LLC, or D. Boral, under which D. Boral has agreed to act as our exclusive placement agent in connection with this offering of our Ordinary Shares. The Placement Agency Agreement does not give rise to any commitment by D. Boral to purchase any of our Ordinary Shares, and D. Boral has no obligation or duty to us to identify purchasers of Ordinary Shares or to place any Ordinary Shares on our behalf. A copy of the Placement Agency Agreement has been filed as an exhibit to a Report on Form 6-K filed with the SEC and is incorporated by reference into this prospectus supplement.

This prospectus supplement replaces and supersedes the prospectus supplement, dated August 3, 2026, relating to an at-the-market offering of up to $5,058,329 of the Company’s Ordinary Shares under an equity distribution agreement. The prospectus supplement was filed in error, and no equity distribution agreement had been entered into by the Company and D. Boral Capital LLC at that time. The at-the-market offering described in that prospectus supplement did not proceed, and no sales of Ordinary Shares had been or will be made pursuant to that prospectus supplement.

We are offering 526,314 Ordinary Shares at an offering price of $1.90 per share directly to certain institutional investors pursuant to this prospectus supplement and the accompanying base prospectus. D. Boral has no authority to bind us.

We have agreed to pay D. Boral a placement agent fee equal to 7.0% of the aggregate gross proceeds raised in this offering.

	Per Share	Total
Public offering price	$1.90	$999,996.60
Placement agent fees(1)	$0.133	$69,999.76
Proceeds, before expenses, to us	$929,996.84	$929,996.84

In addition, we have agreed to reimburse D. Boral for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $75,000 (excluding reimbursable fees and expenses of third-party providers).

We expect this offering to close on or about August 20, 2026, subject to the satisfaction of customary closing conditions. On the closing date, the following will occur: (i) we will receive funds in the amount of the aggregate purchase price; (ii) we will deliver the Ordinary Shares to the investors via The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) system; and (iii) we will pay the placement agent fees and any other transaction costs.

D. Boral has agreed to use its reasonable best efforts to arrange for the sale of the Ordinary Shares offered hereby. This offering is being conducted on a “best efforts” basis and D. Boral has no obligation to purchase any Ordinary Shares from us or to arrange for the purchase or sale of any specific number or dollar amount of Ordinary Shares. D. Boral is not purchasing or selling any Ordinary Shares pursuant to this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Ordinary Shares offered hereby.

We have agreed to indemnify D. Boral against certain liabilities, including liabilities under the Securities Act, and to contribute to payments D. Boral may be required to make in respect of such liabilities.

In connection with this offering, D. Boral may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions received by D. Boral and any profit realized on the resale of Ordinary Shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

D. Boral will not engage in any market making activities involving our Ordinary Shares while this offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

This offering will terminate upon the earlier of (i) the sale of all Ordinary Shares offered pursuant to this prospectus supplement, and (ii) the termination of the Placement Agency Agreement as permitted therein.

This summary of the material provisions of the Placement Agency Agreement does not purport to be a complete statement of its terms and conditions.

In the course of its business, D. Boral may actively trade our securities for its own account or for the accounts of customers, and, accordingly, D. Boral may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on websites maintained by D. Boral, and D. Boral may distribute the prospectus supplement and the accompanying base prospectus electronically.

D. Boral and/or its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, D. Boral will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

Pursuant to the terms of our engagement with D. Boral, for a period of 12 months following the closing of this offering, D. Boral has a right of first refusal to act as the sole and exclusive bookrunning underwriter and/or sole placement agent or exclusive financial advisor in connection with any financing or other corporate transaction undertaken by us.

In addition, if during the term of the Placement Agency Agreement or within 12 months thereafter, we consummate any public or private financing with an investor introduced, contacted, or otherwise sourced, directly or indirectly, by D. Boral during or prior to the term, D. Boral will be entitled to a cash fee equal to 7.0% of the gross proceeds received by us from such financing.

D. Boral Capital LLC’s principal office is located at 590 Madison Avenue, 39th Floor, New York, New York 10022.

DESCRIPTION OF SECURITIES

We are offering our ordinary shares, par value $0.003 per share, or Ordinary Shares pursuant to this prospectus supplement and the accompanying base prospectus. The following is a brief summary of the material terms and rights of our Ordinary Shares. For a more complete description of our Ordinary Shares, you should refer to the description of our share capital contained in our registration statement on Form 8-A, as filed with the SEC on May 13, 2025, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Description of Ordinary Shares

Our authorized share capital consists of 990,000,000 Ordinary Shares and 90,000,000 preference shares, par value $0.003 per share. As of August 18, 2026, there were 2,710,253 Ordinary Shares issued and outstanding. Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “KWM.”

Holders of our Ordinary Shares are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Ordinary Shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution, or winding up, holders of our Ordinary Shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to any prior distribution rights of any outstanding preference shares. Our Ordinary Shares have no preemptive, conversion, or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Ordinary Shares.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of our Ordinary Shares. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings, and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes, or the effects of any state, local, or non-United States tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. No Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders. Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands, and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Tax Residence for U.S. Federal Income Tax Purposes

Although K Wave Media Ltd. is incorporated under the laws of the Cayman Islands, as a result of the Business Combination with Global Star Acquisition Inc., K Wave expects that it will be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, and that K Wave will, among other consequences, be liable for U.S. federal income tax on its income. This discussion assumes that Section 7874 of the Code continues to apply to treat K Wave as a U.S. corporation for all purposes under the Code. If, for some reason, K Wave were no longer treated as a U.S. corporation under the Code, the U.S. federal income tax consequences described herein could be materially and adversely affected. Because under Section 7874 of the Code K Wave is treated as a U.S. corporation for U.S. federal income tax purposes, it cannot be a “passive foreign investment company” under Section 1297 of the Code.

In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to persons that or who are subject to special treatment under the United States federal income tax laws, including without limitation: banks or other financial institutions; insurance companies; mutual funds; pension or retirement plans; S corporations; broker or dealers in securities or currencies; traders in securities that elect mark-to-market treatment; regulated investment companies; real estate investment trusts; trusts or estates; tax-exempt organizations (including private foundations); persons that hold the Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes; persons that have a functional currency other than the U.S. dollar; certain U.S. expatriates or former long-term residents of the United States; persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock; persons that acquired the Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation; partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities; “controlled foreign corporations” within the meaning of Section 957(a) of the Code; and corporations that accumulate earnings to avoid U.S. federal income tax.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Ordinary Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Ordinary Shares, you should consult your tax advisors.

U.S. Federal Income Tax Consequences to U.S. Holders

The gross amount of any distribution on our Ordinary Shares that is made out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution on our Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions on our Ordinary Shares as dividends.

Sale, Exchange, or Other Taxable Disposition of Ordinary Shares

A U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of our Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Ordinary Shares will generally equal the U.S. Holder’s acquisition cost for such shares, less any prior distributions treated as a return of capital. If the U.S. Holder’s holding period for its Ordinary Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Ordinary Shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations.

Gain on Disposition of Ordinary Shares by Non-U.S. Holders

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale or other disposition of our Ordinary Shares generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met. A Non-U.S. Holder described in clause (i) above will be subject to tax on the gain in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if such Non-U.S. Holder is a foreign corporation, the gain may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in clause (ii) above will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain, which may be offset by United States source capital losses. We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

In general, information reporting will apply to dividends in respect of our Ordinary Shares and the proceeds from the sale, exchange, or other disposition of our Ordinary Shares that are paid to U.S. Holders within the United States (and in certain cases, outside the United States), unless such U.S. Holder is an exempt recipient. A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Distributions paid to a Non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. A Non-U.S. Holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Ordinary Shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Ordinary Shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Ordinary Shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Ordinary Shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Duane Morris LLP with respect to matters of United States federal securities law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP. D. Boral Capital LLC is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying base prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise specified) after the date of this prospectus supplement and until the termination of the offering under this prospectus supplement:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 15, 2026;

●	Any Reports on Form 6-K furnished or filed with the SEC after the date of this prospectus supplement that are identified as being incorporated by reference herein; and

●	The description of our Ordinary Shares contained in our registration statement on Form 8-A, as filed with the SEC on May 13, 2025, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. You should direct requests for documents to: K Wave Media Ltd., 121 South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, Telephone: 703-790-0717.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-297167) under the Securities Act with respect to the Ordinary Shares offered by this prospectus supplement and the accompanying base prospectus. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us and our Ordinary Shares, you should refer to the registration statement and the exhibits filed as part of the registration statement.

We are subject to the informational requirements of the Exchange Act. As a foreign private issuer, we are not required to file annual, quarterly, and current reports and proxy statements under the Exchange Act as domestic registrants. However, we file with the SEC within the time limits applicable to foreign private issuers an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports on Form 6-K to the SEC containing unaudited financial information and other material information as required.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

We maintain a corporate website at www.kwavemedia.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

K Wave Media Ltd.

$250,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

K Wave Media Ltd. (“we,” “us,” “our,” “K Wave” or the “Company”) may offer and sell up to $250,000,000 in the aggregate of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”), preferred shares, par value $0.0001 per share (“preferred shares”), debt securities, warrants to subscribe for Ordinary Shares, rights to subscribe for Ordinary Shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our issued and outstanding Ordinary Shares held by non-affiliates, or our public float, remains below $75 million. As of the date of this prospectus, our public float was below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Ordinary Shares and our public warrants are traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively. On June 29, 2026, the closing price of our Ordinary Shares and our public warrants on Nasdaq were $0.1640 per share and $0.0169 per public warrant, respectively.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 14 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “K Wave” mean K Wave Media Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity and results of operations; and

●	other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.

The goals, targets, expectations and estimates included or incorporated by reference in this prospectus were prepared by the Company’s management team based on information available at the time such information was developed and reflects numerous assumptions that are subject to change, including those related to general business, economic, market, and financial conditions, as well as other factors that are difficult to predict and many of which are beyond the Company’s control. The Company believes the assumptions underlying such goals, targets, expectations and estimates were reasonable at the time such information was prepared. However, important factors may affect actual results and cause the results reflected in such goals, targets, expectations and estimates not to be achieved including, among other things, risks and uncertainties relating to the Company’s business, industry performance, the regulatory environment, and general business and economic conditions, as discussed in the immediately preceding paragraph.

The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

OUR COMPANY

Company Overview

K WAVE’S BUSINESS

Formation

K Wave was a wholly owned subsidiary of Global Star Acquisition Inc. (“Global Star”), and was incorporated on June 22, 2023 as a Cayman Islands exempted company. K Wave was incorporated for the purpose of becoming the ultimate parent company following the consummation of its Business Combination (as defined below). Prior to the consummation of the Business Combination, K Wave maintained one direct, wholly owned subsidiary, GLST Merger Sub Inc., a Delaware corporation (“Merger Sub”). Merger Sub was incorporated to facilitate the consummation of the Business Combination. As of the date of the prospectus, Merger Sub has been merged with and into K Enter Holdings Inc., a Delaware corporation and a wholly owned subsidiary of K Wave (“K Enter”), in connection with the Business Combination.

Business Operations

K Wave is engaged in the “IP content business,” which refers to a business that focuses on creating, investing in, managing, licensing, and monetizing intellectual property (“IP”) content such as TV shows, movies, dramas and music. At the heart of K Wave’s IP content business is the creation of original content or the acquisition of rights to existing content from creators, artists, or other sources, such as films and TV shows that are valuable IP. In the case of Play Company Co., Ltd., which is a subsidiary of K Wave and is in the content merchandising business (the “Play,” “Play Company”), it involves the merchandise sales of IP content based on popular musicians, TV shows and movies. K Wave regards its IP content, including copyrights, registered trademark and pending trademarks, service marks, domain names, trade secrets, proprietary technologies and similar IP, as critical to its success. K Wave relies on trademark law, trade secret protection and confidentiality and license agreements with employees and others to protect K Wave’s proprietary rights.

In addition to its existing IP content operations, K Wave has commenced a strategic transformation toward the AI infrastructure sector. The Company is pursuing opportunities to acquire, develop, own and operate AI-focused digital infrastructure assets, including data centers, GPU computing infrastructure, AI cloud and compute platforms, and related technology assets. The Company’s strategy includes investing in AI-ready data center facilities, GPU clusters, power and cooling infrastructure, and strategic partnerships that support the growing demand for artificial intelligence computing capacity. In July 2026, the Company expects shareholders to consider a proposed disposition of Play Company. Additionally, in July 2026, the Company expects to dispose of its 95% ownership interest in Solaire Partners LLC (“Solaire”). If our shareholders approve the disposition of Play Company and the dispositions of Play and Solaire are consummated, the dispositions would significantly reduce the Company’s exposure to the content merchandising sector and facilitate the Company’s transition toward AI infrastructure-focused operations.

Acquisition of the Six Korean Entities

K Enter’s acquisition of Play Company, which occurred on January 2, 2025, and Solaire Partners LLC, Apeitda Co., Ltd., The LAMP Co., Ltd., Bidangil Pictures Co., Ltd. and Studio Anseilen Co., Ltd., which occurred subsequent to January 2, 2025, was a closing condition to the Business Combination.

Business Combination

On May 13, 2025, K Wave consummated the previously announced business combination pursuant to the Merger Agreement, dated June 15, 2023, by and between Global Star and K Enter (as amended, the “Merger Agreement”).

The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into K Wave, with K Wave remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of Global Star’s Class A common stock, par value $0.0001 per share (the “Global Star Common Stock”), other than Global Star Common Stock owned by Global Star as treasury shares or any Global Star Common Stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one Ordinary Share of K Wave, (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one Ordinary Share of K Wave at a price of $11.50 per whole share (which are referred to herein as the “Warrants” or the “Public Warrants”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one Ordinary Share of K Wave at the closing of a business combination (the “K Wave Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one Ordinary Share of K Wave, one Public Warrant, and one K Wave Right. At the closing of the Reincorporation Merger, all Global Star Common Stock and all Global Star warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist; and

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of K Wave (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of Ordinary Shares of K Wave equal to a conversion ratio of 312.1:1, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and became one newly issued, fully paid and nonassessable share of K Enter common stock.

Recent Developments

The Standby Equity Purchase Agreement (the “SEPA”)

On June 3, 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), pursuant to which the Company has the right to sell to Bitcoin Strategic up to $500 million of its Ordinary Shares, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of Ordinary Shares to Bitcoin Strategic under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any Ordinary Shares to Bitcoin Strategic under the SEPA.

Upon the satisfaction of the conditions to Bitcoin Strategic’s purchase obligation set forth in the SEPA, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Bitcoin Strategic to purchase a specified number of Ordinary Shares (each, a “Bitcoin Strategic Advance”) by delivering written notice to Bitcoin Strategic. While there is no mandatory minimum amount for any Bitcoin Strategic Advance, no Bitcoin Strategic Advance may be for the sale of an amount of shares greater than the average of the daily traded amount of Ordinary Shares during the five consecutive trading days immediately preceding a notice of a Bitcoin Strategic Advance. Additionally, subject to certain exceptions set forth in the SEPA, the Company may not effect any sales under the SEPA to the extent that after giving effect to such sales the aggregate number of Ordinary Shares issued under the SEPA would exceed 19.99% of the aggregate amount of Ordinary Shares issued in the capital of the Company immediately prior to the date of the SEPA.

The Company will control the timing and amount of any sales of Ordinary Shares to Bitcoin Strategic. Actual sales of Ordinary Shares to Bitcoin Strategic under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the shares and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA or (ii) the date on which Bitcoin Strategic shall have made payment of Bitcoin Strategic Advances pursuant to the SEPA for Ordinary Shares equal to $500 million. The Company has the right to terminate the SEPA at no cost or penalty upon three business day’s prior written notice to Bitcoin Strategic, provided that (i) there are no outstanding Bitcoin Strategic sale notices for which Ordinary Shares need to be issued and (ii) the Company has paid all amounts owed to Bitcoin Strategic pursuant to the SEPA. The Company and Bitcoin Strategic may also agree to terminate the SEPA by mutual written consent.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells Ordinary Shares to Bitcoin Strategic. The Company expects that any proceeds received from such sales to Bitcoin Strategic will be used primarily for working capital and general corporate purposes and for purposes of implementing its treasury strategy (described in greater detail below).

Stephen Drew is the Managing Member of Bitcoin Strategic. Mr. Drew is an Initial Stockholder of the Company and a member of the Company’s Advisory Board. In addition, Mr. Drew served as a director of Global Star and is a Managing Partner of Global Fund LLC, along with Ted Kim, the Company’s Co-Founder, Chief Executive Officer and a member of the Company’s board of directors (the “Board” or the “Board of Directors”). The transactions consummated in connection with the SEPA and all negotiations relating thereto were conducted on an “arm’s length” basis.

The Anson Funds Securities Purchase Agreement

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, Anson Investments Master Fund, LP and Anson East Master Fund LP (together, the “Anson Funds”), and Anson Investments Master Fund L.P., as collateral agent for the Anson Funds (the “SPA”).

Pursuant to and subject to the terms and conditions of the SPA, the Company agreed to issue and sell to the Anson Funds, and the Anson Funds agreed to purchase from the Company, severally and not jointly, (i) at the Initial Closing (as described below), for an aggregate amount of $15,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $15,789,474 (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase an aggregate of 4,312,180 Ordinary Shares. The Initial Notes are convertible into an aggregate of 4,449,761 Ordinary Shares (assuming interest is payable on such notes at a rate of 12% commencing on the date of issuance of the applicable SPA Note and ending on the date that is 2 years thereafter).

Pursuant to and subject to the terms and conditions of the SPA, the Company also agreed to issue and sell to the Anson Funds, and the Anson Funds agreed to purchase from the Company, severally and not jointly, at (i) the Second Closing (as described below), for an aggregate amount of up to $10,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $10,526,316 (the “Second Notes”) and warrants (the “Second Warrants”) to purchase an aggregate of 2,874,786 Ordinary Shares; and (ii) at the Additional Closing (as described below), if any, for an aggregate amount of up to $475,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $500,000,000 (the “Additional Notes”) and warrants (the “Additional Warrants”) to purchase an aggregate of 136,552,327 Ordinary Shares.

All of the Senior Secured Convertible Notes issued and issuable under the SPA (collectively, the “SPA Notes”) are convertible into Ordinary Shares at any time by the Anson Funds at a conversion price of $4.40 per Ordinary Share (subject to customary adjustment provisions in the SPA Notes). Additionally, the Senior Secured Convertible Notes issued and issuable under the SPA provide that Anson may, at any time, convert (each, an “Alternate Conversion”) all, or any part of, the outstanding principal and accrued and unpaid interest under such notes into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the trading market on which the Ordinary Shares are then listed or quoted for trading (the “Trading Market”) in the ten trading days prior to the applicable Alternate Conversion date.

All of the Warrants to Purchase Ordinary Shares issued and issuable under the SPA (collectively, the “SPA Warrants”) are exercisable into Ordinary Shares at any time by the Anson Funds at an exercise price of $3.6616 per Ordinary Share (subject to customary adjustment provisions in the SPA Warrants).

On July 11, 2025, the “Initial Closing” under the SPA was consummated by the parties thereto, pursuant to which the Company sold to the Anson Funds, for an aggregate amount of $15,000,000, the Initial Notes and the Initial Warrants.

Pursuant to the SPA, the consummation of the “Second Closing” requires, in addition to customary conditions to closing, that (i) no event of default under the SPA Notes shall have occurred or be continuing; (ii) the closing price of the Company’s Ordinary Shares on the Trading Market equals or exceeds $3.00 per share on each trading day during the ten consecutive trading days immediately prior to the date of the Second Closing (the “Second Closing Date”); (iii) the daily dollar trading volume for the Ordinary Shares on the Trading Market equals or exceeds $2,000,000 per trading day on each trading day during the ten consecutive trading days immediately prior to the Second Closing Date; and (iv) a registration statement with respect to the Initial Closing and the Second Closing shall have been declared effective.

Pursuant to the SPA, the consummation of any Additional Closing requires, in addition to customary conditions to closing, that no event of default under the SPA Notes shall have occurred or be continuing.

In addition, as a condition to the consummation of the Second Closing and any Additional Closing, the SPA requires that, from the date of the SPA to the date of the applicable closing, trading in the Company’s Ordinary Shares shall not have been suspended by the SEC or the Trading Market or limited or minimum prices established by Bloomberg L.P., nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Anson Funds, makes it impracticable or inadvisable to purchase the applicable SPA Notes and SPA Warrants at such closing.

The SPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

In January 2026, the Company received notices of partial conversion of the Initial Notes from the Anson Funds and issued an aggregate of 4,824,273 Ordinary Shares upon such conversion, including 3,857,634 shares to Anson Investments Master Fund LP and 966,639 shares to Anson East Master Fund LP.

On April 29, 2026, the Company entered into an amendment to the SPA. Pursuant to the amendment, the Company liquidated 88 Bitcoin it held in its treasury and repaid $6 million of the Initial Notes. Pursuant to the amendment to the SPA, the Company was permitted to use proceeds from future sales of additional securities under the SPA for investments in AI infrastructure assets, and all such assets will constitute Collateral under the Security Agreement (as defined below).

The SPA Notes

The SPA Notes are substantially identical and each SPA Note matures, and all principal and any accrued interest on such SPA Note will be payable, on the date that is twenty-four months following its issuance date. The SPA Notes will not bear interest unless an event of default occurs under the SPA Notes, in which event the SPA Notes will bear interest at a rate of 12% per annum (retroactively commencing the date of issuance of the applicable SPA Note), payable at maturity. Additionally, any overdue accrued and unpaid interest to be paid under the SPA Notes will incur a late fee at an interest rate equal to 12% per annum (commencing on the date the interest was payable).

All of the SPA Notes are convertible into Ordinary Shares at any time by the Anson Funds at a conversion price of $4.40 per Ordinary Share (subject to customary adjustment provisions in the SPA Notes, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits or share subdivisions effectuated by the Company). Each SPA Note also provides that, at any time after the issuance date of such SPA Note, the holder may, at its option, convert pursuant to an Alternate Conversion all or any part of the outstanding principal and accrued and unpaid interest under such SPA Note into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted in the ten trading days prior to the applicable Alternate Conversion date.

Notwithstanding the foregoing, pursuant to the SPA Notes, the Company may not effect the conversion of any SPA Note, and an Anson Fund holding such SPA Note will not have the right to convert such SPA Note, to the extent that after giving effect to the conversion, the Anson Fund and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the conversion.

The SPA Notes have customary event of default provisions. Under the SPA Notes, upon the occurrence or existence of any event of default, the outstanding principal amount, any accrued interest and any other amounts payable thereunder will be (or in certain instances, at the option of the holder thereof, may be) immediately accelerated.

The SPA Notes contain certain redemption rights of the Anson Funds upon certain financing and change of control events involving the Company.

The SPA Warrants

The SPA Warrants are substantially identical. The SPA Warrants provide the Anson Funds the right to purchase, assuming all SPA Warrants are issued by the Company to the Anson Funds, an aggregate of 143,739,293 Ordinary Shares at an exercise price of $3.6616 (subject to customary adjustment provisions in the SPA Warrants, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits or share subdivisions effectuated by the Company). Subject to certain exempted issuances, each SPA Warrant also provides that, if the Company, at any time while such SPA Warrant is outstanding, sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues any Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, at an effective price per share less than the exercise price of such SPA Warrant then in effect (such lower price, the “Base Share Price”), then simultaneously with the consummation (or, if earlier, the announcement) of each such issuance, the exercise price of such SPA Warrant will be reduced to equal the Base Share Price. Additionally, each SPA Warrant provides that the Company may at any time during the term of such SPA Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Notwithstanding the foregoing, pursuant to the SPA Warrants, the Company may not exercise any SPA Warrant, and an Anson Fund holding such SPA Warrant will not have the right to exercise such SPA Warrant, to the extent that after giving effect to the exercise, the Anson Fund and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise.

Each SPA Warrant will be immediately exercisable on the date of the SPA Warrants’ respective issuances. The SPA Warrants expire on the fifth anniversary of their respective issuance dates.

The SPA Warrants may be exercised by an Anson Fund by paying the exercise price in cash or on a cashless basis. No fractional shares will be issued upon any exercise of any SPA Warrant. If, upon exercise of an SPA Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will round up to the nearest whole share.

The Security Agreement

Pursuant to the SPA, on July 11, 2025, the Company and Anson Investments Master Fund, LP (in such capacity, the “Secured Party”), entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company granted to the Secured Party a security interest in certain digital asset accounts (including all assets therein and proceeds therefrom, whenever held by the Company) which are jointly managed by the Company and the Anson Funds (the “Collateral”). Pursuant to the amendment to the SPA entered into on April 29, 2026, all AI infrastructure assets purchased by the Company will constitute Collateral under the Security Agreement. The Collateral secures all payment and other obligations (the “Secured Obligations”) of the Company under the SPA, the SPA Notes, the SPA Warrants and all other transaction documents entered into in connection with the SPA (collectively, the “SPA Transaction Documents”). Pursuant to the Security Agreement, if the Company defaults on any of the Secured Obligations, then the Secured Party will have the right, in addition to any rights of the Secured Party under applicable law and under the SPA and the other SPA Transaction Documents, to take exclusive control of the Collateral and sell, dispose or otherwise transfer the Collateral, and any payments, returns of capital and distributions made to the Company during such default will be paid to the Secured Party, in each case, until the Secured Obligations are paid in full. Pursuant to the Security Agreement, if the foregoing remedies are insufficient to repay the Secured Obligations, the Company will remain liable to pay such deficiency. The Security Agreement will terminate when the Secured Obligations are paid in full.

Rabbit Walk Share Purchase Agreement

On August 27, 2025, the Company entered into a Share Purchase Agreement (the “Rabbit Walk Share Purchase Agreement”), by and among the Company, and the owners (collectively, the “Rabbit Walk Sellers”) of Rabbit Walk Inc., a company duly incorporated and existing under the laws of the Republic of Korea and engaged in the business of video and content media production (“Rabbit Walk”).

Pursuant to the Rabbit Walk Share Purchase Agreement, the Rabbit Walk Sellers agreed to sell to the Company, and the Company agreed to purchase from the Rabbit Walk Sellers, an aggregate of 110,000 of the common shares (the “Rabbit Walk Shares”) of Rabbit Walk, which Rabbit Walk Shares represented 55% of the issued and outstanding common stock of Rabbit Walk as of the date of the Rabbit Walk Share Purchase Agreement.

In consideration of the Company’s purchase from the Rabbit Walk Sellers of the Rabbit Walk Shares, the Company agreed to, at the closing of the transactions contemplated by the Rabbit Walk Share Purchase Agreement (the “Rabbit Walk Closing”), issue to the Rabbit Walk Sellers a number of Ordinary Shares (collectively, the “Rabbit Walk Consideration Shares”) having an aggregate value of South Korean Won (“KRW”) 9,075,000,000, calculated based on the average closing prices of the Ordinary Shares for the five consecutive business days ending on the day immediately preceding August 21, 2025 (or, USD $2.50 per Ordinary Share). On January 21, 2026, the Rabbit Walk Closing was consummated and, in consideration of the Rabbit Walk Shares, K Wave issued to the Rabbit Walk Sellers an aggregate of 2,633,753 Ordinary Shares.

The Rabbit Walk Share Purchase Agreement provided that, in the event that Rabbit Walk’s Performance Based Consolidated Operating Profit for Rabbit Walk’s 2025 or 2026 fiscal year is equal to or exceeds the Purchase Agreement Threshold, then the Company will issue to the Rabbit Walk Sellers the Rabbit Walk Earnout Shares having an aggregate value of KRW 9,075,000,000, calculated based on a per Ordinary Share value of USD $2.50. For the 2025 fiscal year, Rabbit Walk’s Performance Based Consolidated Operating Profit met or exceeded the Purchase Agreement Threshold. As a result, in March 2026, the Company issued 2,633,753 Rabbit Walk Earnout Shares pursuant to the Rabbit Walk Share Purchase Agreement.

The Rabbit Walk Share Purchase Agreement provided that the Rabbit Walk Sellers are subject to certain lock-up provisions, pursuant to which each of the Rabbit Walk Sellers has agreed to not sell, transfer, pledge or otherwise dispose of (i) 50% of the Rabbit Walk Consideration Shares received by such Seller until the earlier of the date that is three months following the Closing and November 15, 2025; and (ii) 50% of the Rabbit Walk Consideration Shares received by such Rabbit Walk Seller until the date that is six months following the Rabbit Walk Closing.

Galaxy Digital Securities Purchase Agreement

On September 26, 2025, the Company entered into a Securities Purchase Agreement with Galaxy Digital LP (the “Galaxy Securities Purchase Agreement”). Galaxy Digital LP is an affiliate of Galaxy Digital Capital Management LP (“Galaxy Digital Capital Management”), which serves as an asset manager and strategic advisor of K Wave.

Pursuant to the Galaxy Securities Purchase Agreement, on January 21, 2026, the Company issued and sold to Galaxy Digital LP (i) 400,000 Ordinary Shares for an aggregate purchase price of $1,000,000, and (ii) warrants to purchase 200,000 Ordinary Shares (the “Galaxy Warrants”).

The Galaxy Warrants provide Galaxy Digital LP the right to purchase an aggregate of 200,000 Ordinary Shares at an exercise price of $2.75 per Ordinary Share (subject to customary adjustment provisions in the Warrants, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits or share subdivisions effectuated by the Company) and are immediately exercisable. The Galaxy Warrants expire on the fifth anniversary of the date of the Galaxy Digital Securities Purchase Agreement.

Pursuant to the Galaxy Warrants, Galaxy Digital LP will not have the right to exercise the Galaxy Warrants, to the extent that after giving effect to the exercise, Galaxy Digital LP and certain of its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise.

The Galaxy Warrants may be exercised by Galaxy Digital LP by paying the exercise price in cash or on a cashless basis.

Notice From Nasdaq Regarding Minimum Bid Requirement

On January 7, 2026, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that, based on the closing bid price of the Company for the period from November 20, 2025 to January 6, 2026, the Company no longer meets the continued listing requirement of Nasdaq, under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 6, 2026 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of the Company’s ordinary shares is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and this matter will be closed.

In the event that the Company does not regain compliance in the Compliance Period, the Company may be eligible for an additional 180 calendar days to demonstrate compliance with the bid price requirement, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Company is currently evaluating options to regain compliance, including by way of a reverse stock split which is the subject of shareholder approval at the 2026 Annual General Meeting of the Company scheduled for July 11, 2026, and intends to timely regain compliance with Nasdaq’s continued listing requirement. Although the Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirements.

Nasdaq Market Value of Publicly Held Shares Deficiency Letter

On June 16, 2026, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the period from May 4, 2026 to June 15, 2026, the Company’s Ordinary Shares did not meet the minimum $15,000,000 Market Value of Publicly Held Shares (“MVPHS”) requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rules 5450(b)(2&3)(C) (the “MVPHS Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days, or until December 14, 2026 (the “Compliance Period”), to regain compliance with the MVPHS Requirement. If at any time during the Compliance Period, the Company’s MVPHS closes at $15 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and this matter will be closed.

In the event that the Company does not regain compliance with the MVPHS Requirement during the Compliance Period, Nasdaq will provide written notification that the Company’s securities will be subject to delisting. In the event of such notification, the Nasdaq rules permit the Company an opportunity to appeal Nasdaq’s determination. Alternatively, the Company may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (the “Capital Market”), provided that the Company then satisfies the requirements for continued listing on the Capital Market.

The Company is currently evaluating options to regain compliance and intends to timely regain compliance with the MVPHS Requirement and intends to submit to Nasdaq a comprehensive plan to regain compliance in June 2026. Although the Company will use all reasonable efforts to achieve compliance with the MVPHS Requirement, there can be no assurance that the Company will be able to regain compliance with the MVPHS Requirement or will otherwise be in compliance with other Nasdaq continued listing requirements.

Acquisition of Hansol Shares

On December 19, 2025, Playverse Co. Ltd. (“Playverse”), a subsidiary of Play Company, entered into a Share Purchase Agreement (the “Hansol Purchase Agreement”) with Hansol Holdings Co., Ltd. (“Hansol Holdings”), Lee Mi-sung and Cho Hyun-seung (collectively, the “Hansol Sellers”), pursuant to which Playverse agreed to purchase from the Hansol Sellers and the Hansol Sellers agreed to sell to Playverse an aggregate of 5,864,088 shares common stock (the “Hansol Shares”) of Hansol Inticube Co., an AI language and software development company with core capabilities in AI contact center solutions, voice recognition, chatbots, smart solutions and platform technologies (“Hansol”).

On March 10, 2026, Playverse consummated the purchase of the Hansol Shares pursuant to the terms and conditions of the Hansol Purchase Agreement. The Hansol Shares represent approximately 42.25% of the outstanding shares of common stock of Hansol.

Pursuant to the Hansol Purchase Agreement, the aggregate purchase price for the Hansol Shares was KRW15,000,337,104. The Hansol Purchase Agreement contained customary representations, warranties and covenants by the parties and customary indemnification obligations of the parties.

Pursuant to the Hansol Purchase Agreement, Hansol Holdings caused Hansol to convene an annual general meeting of Hansol’s shareholders for the purpose of electing individuals designated by the Company to serve as members of the Hansol board of directors, and such Company designees now hold a majority of the seats on the Hansol board of directors.

On May 4, 2026, the Company announced that its Board of Directors had approved the disposition of Play Company to its previous owner. The proposed disposition is subject to shareholder approval at the Company’s 2026 annual general meeting of its stockholders, scheduled to occur on July 10, 2026. Hansol is an indirect subsidiary of the Company through Play Company. As such, if the disposition of Play Company is approved by the Company’s shareholders and the transaction is consummated, then Hansol will not longer be a subsidiary of the Company.

HYBE Supply and Distribution Agreement

On April 3, 2026, Play Company entered into a Supply and Distribution Agreement (the “HYBE Supply and Distribution Agreement”) with HYBE Co., Ltd., a South Korean based entertainment company focusing on music production, artist management and technology-driven fan platforms (“HYBE”), pursuant to which HYBE granted to Play Company a worldwide priority right to purchase and distribute video publications and printed materials produced by HYBE for distribution by Play Company and relating to certain concerts of musical groups BTS, Seventeen, Tomorrow X Together and LE SSERAFIM (collectively, the “HYBE Products”).

Pursuant to the HYBE Supply and Distribution Agreement, Play Company will purchase, distribute, and sell the HYBE Products at its own cost and risk through online and offline channels, including third-party distribution channels.

The term of the HYBE Supply and Distribution Agreement commenced on April 3, 2026 and will continue for one year, unless extended by mutual agreement of Play Company and HYBE. Either party may terminate the HYBE Supply and Distribution Agreement upon the other party’s insolvency or material breach of the HYBE Supply and Distribution Agreement which is not cured within ten business days of such material breach. The HYBE Supply and Distribution Agreement contains customary indemnification obligations of the parties.

Strategic Partnership Agreement with IGIS Global Properties, LLC

On April 30, 2026, the Company entered into a Strategic Partnership Agreement with IGIS Global Properties, LLC (“IGIS Global”), a wholly owned subsidiary of IGIS Asset Management, Co., pursuant to which IGIS Global will (i) identify and evaluate investment opportunities in data centers and other AI infrastructure projects in the United States and overseas for a sole purpose of investing with the Company; (ii) identify and partner up with the best-in-class operators capable of developing data centers and AI infrastructure projects in the United States and/or overseas; and (iii) co-develop or co-invest in selected opportunities together with the Company. The agreement shall remain in effect for thirty-six (36) months, unless earlier terminated by either Party upon written notice.

Proposed Disposition of Play Company

On May 4, 2026, the Company announced that its Board of Directors had approved the disposition of Play Company to its previous owner. The proposed disposition is subject to shareholder approval at the Company’s 2026 annual general meeting of its shareholders.

Disposition of Bitcoin Holdings

On May 6, 2026, the Company sold all of its bitcoin holdings for an aggregate of $64,221,193. While the Company has not abandoned its treasury strategy, the Company has determined to halt its treasury strategy and focus on investing in AI infrastructure.

Disposition of Solaire

On March 31, 2023, K Enter entered into that certain Equity Purchase Agreement (the “Solaire Purchase Agreement”), by and among K Enter and Pyungho Choi, Youngjae Lee, Hyojeong Song, CY Holdings Co., Ltd., Soogyeong Park, Nayoung Hyun, Myeonghyeon Lee and Minsoo Kim (collectively, the “Solaire Sellers”), pursuant to which the Company purchased from the Solaire Sellers an aggregate of 95% of the equity interests (collectively, the “Solaire Equity”) in Solaire Partners LLC (“Solaire”). In consideration of the Solaire Equity, the Company issued to the Solaire Sellers an aggregate of 9,827,057 of the Company’s Ordinary Shares, par value $0.0001 per share (“Ordinary Shares”). Mr. Pyeungho Choi currently serves as Chairman of the Company’s Board of Directors.

On May 29, 2026, the Company entered into a Rescission and Termination Agreement (the “Rescission Agreement”), by and among the Company and Pyungho Choi, Youngjae Lee, CY Holdings Co., Ltd., Soogyeong Park, Myeonghyeon Lee and Minsoo Kim (collectively, the “Rescission Sellers”), pursuant to which the Company and the Rescission Sellers agreed to terminate and rescind the Solaire Purchase Agreement, the Company agreed to transfer the Solaire Equity to the Rescission Sellers within 60 days of the execution of the Rescission Agreement, and the Rescission Sellers agreed to transfer 9,827,057 Ordinary Shares to the Company within 60 days of the execution of the Rescission Agreement. Additionally, pursuant to the Rescission Agreement, Pyeungho Choi agreed to resign from, and as Chairman of, the Company’s Board of Directors within 60 days of the execution of the Rescission Agreement, subject to the consummation of the transfers of the Shares and the 9,827,057 Ordinary Shares under the Rescission Agreement. The Rescission Agreement contains a mutual release, pursuant to which Company and the Rescission Sellers released each other from all claims relating to the Solaire Purchase Agreement.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association dated March 12, 2025 (the “Memorandum and Articles of Association”). We urge you to read the Memorandum and Articles of Association in its entirety for a complete description of the rights and preferences of our share capital.

General

We are a Cayman Islands exempted company with limited liability (company number 401003). Our affairs are governed by our Memorandum and Articles of Association as amended and restated from time to time, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

The objects for which the Company is established are unrestricted and the Company has full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Our register of members is maintained by Continental Stock Transfer & Trust Company.

Ordinary Shares

General

The authorized share capital of the Company is US$100,000 divided into 990,000,000 Ordinary Shares of par value US$0.0001 each and 10,000,000 preference shares of par value US$0.0001 each. As of December 31, 2025, there were 64,221,193 Ordinary Shares issued and outstanding.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. The Company may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

We currently have only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

Our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares may have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “Variations of Rights of Shares” below.

As of December 31, 2025, there were 64,221,193 Ordinary Shares issued and outstanding. In addition, as of December 31, 2025, there were 9,848,225 public warrants outstanding, 4,312,180 SPA Warrants outstanding and 200,000 Galaxy Warrants outstanding. The SPA Notes issued to the Anson Funds are convertible into Ordinary Shares at a conversion price of $4.40 per Ordinary Share. Each SPA Note also provides that, at any time after the issuance date of such SPA Note, the holder may, at its option, convert pursuant to an Alternate Conversion, all or any part of the outstanding principal and accrued and unpaid interest under such SPA Note into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the trading market on which the Ordinary Shares are then listed or quoted in the ten trading days prior to the applicable Alternate Conversion date.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board subject to our Memorandum and Articles of Association and the Companies Act. No dividend or other distribution may be paid except out of the realized or unrealized profits of the Company, out of the share premium account or as otherwise permitted by law. No dividend may be declared and paid unless our Directors determine that, immediately after the payment, the Company will be able to pay its debts as they become due in the ordinary course of business and the Company has funds lawfully available for such purpose. Dividends and other distributions will be paid according to the par value of the shares that a shareholder holds.

Voting Rights

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. A quorum required for a meeting of shareholders consists of the holders of a majority of the shares being individuals present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy. Voting at any meeting of shareholders is by poll and not on a show of hands.

A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Memorandum and Articles of Association or the voluntary winding up of the Company.

The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.

The approval of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders who, being entitled to do so, attend (in person or by proxy) and vote at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by such shareholders who, being entitled to do so, attend (in person or by proxy) and vote at any such meeting, or, in each case, a unanimous resolution in writing.

Shareholder Meetings

Our Memorandum and Articles of Association provide that at least five clear days’ notice shall be given of any general meeting. The notice must specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting. No business may be transacted at any general meeting unless a quorum is present. A quorum required for a meeting of shareholders consists of the holders of a majority of the shares being individuals present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy.

Under our Memorandum and Articles of Association, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. No business may be transacted at any general meeting other than business properly brought before the meeting.

Annual General Meetings

Our Memorandum and Articles of Association provide that the Company may, but is not (unless required by the Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting. Any annual general meeting will be held at such time and place as the Directors shall appoint. Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual general meeting.

Extraordinary General Meetings

Our Memorandum and Articles of Association provide that the Directors or the chairperson of our Board of Directors may call general meetings. Shareholders do not have the ability to call general meetings.

Variations of Rights of Shares

Under the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our Directors not to have a material adverse effect upon such rights; otherwise, any such variation may be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Options

Our Board of Directors is empowered to allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred, or other rights or restrictions. We currently have in place the K Wave 2024 Equity Incentive Plan under which awards in our Ordinary Shares can be granted to eligible participants.

Transfer of Ordinary Shares

Any of our shareholders may transfer all or any of their Ordinary Shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board of Directors, subject to the applicable restrictions of our Memorandum and Articles of Association, such as the determination by the Directors that a proposed transfer is not eligible.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to us, or under our Memorandum and Articles of Association, that require us to disclose shareholder ownership above any particular ownership threshold.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of K Wave or our management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Liquidation

If the Company is wound up, the assets available for distribution amongst the shareholders will be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them; or if the assets available for distribution is more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus will be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up.

Calls on Shares and Forfeiture of Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Directors

Our management is vested in our Board of Directors. Our Memorandum and Articles of Association provide that questions arising at any meeting of Directors shall be decided by a majority of votes. In the case of an equality of votes, the chairperson shall have a second or casting vote. A resolution in writing signed by all the Directors will be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

Our Memorandum and Articles of Association provide that there shall be a Board of Directors consisting of not less than one person, provided that the Company may by ordinary resolution increase or reduce the limits in the number of Directors. The Directors are divided into three classes: Class I, Class II and Class III. The number of Directors in each class are to be as equal as possible. Directors appointed to succeed those Directors whose terms expire are appointed for a term of office to expire at the third succeeding annual general meeting after their appointment.

The Company may by ordinary resolution appoint any person to be a Director or may by ordinary resolution remove any Director. The Directors may also appoint any person to be a Director, either to fill a vacancy or as an additional Director. In the interim between annual general meetings, additional Directors and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

The office of a Director shall be vacated if: (a) the Director gives notice in writing to the Company that they resign the office of Director; (b) the Director is absent from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; (c) the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; (d) the Director is found to be or becomes of unsound mind; or (e) all of the other Directors (being not less than two in number) determine that the Director should be removed.

All Directors hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director will serve for the remainder of the full term of the Director whose death, resignation or removal created such vacancy and until their successor shall have been appointed and qualified.

There is no cumulative voting with respect to the appointment of directors.

Under our Memorandum and Articles of Association, a Director may hold any other office or place of profit under the Company in conjunction with their office of Director. A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested. A Director will be at liberty to vote in respect of any contract or transaction in which they are interested provided that the nature of the interest of any Director in any such contract or transaction is disclosed by them at or prior to its consideration and any vote thereon.

Our directors are entitled to such remuneration as the Directors may from time to time determine.

Indemnity of Directors and Officers

Our Memorandum and Articles of Association provide that every Director and Officer shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they may incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud, willful neglect or willful default. The Company must advance to each indemnified person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation.

Differences in Company Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds majority of the issued Shares of the Company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

After obtaining the relevant authorizations and consents, a director of each Cayman Islands company must sign the plan of merger or consolidation on behalf of their company and file the plan with the Registrar of Companies together with prescribed documents such as certificates of good standing, director’s declarations that, among other things: (a) the constituent company is, and the consolidated or surviving company will be, immediately after merger or consolidation, able to pay its debts as they fall due; (b) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; and that (c)(i) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or its property or any part thereof; and (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of any constituent company are and continue to be suspended or restricted.

Where the merger or consolidation involves a foreign company and the surviving company is the foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, in addition to the above declarations, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:

●	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).

If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of not less than 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Under our Memorandum and Articles of Association, the Directors or the chairperson of the Board of Directors may call general meetings, and members do not have the ability to call general meetings. Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to members in connection with the previous year’s annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, the Company may by ordinary resolution appoint any person to be a Director or may by ordinary resolution remove any Director. The office of a Director shall also be vacated if (i) the Director gives notice in writing to the Company that they resign; (ii) the Director is absent from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; (iii) the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; (iv) the Director is found to be or becomes of unsound mind; or (v) all of the other Directors (being not less than two in number) determine that the Director should be removed.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Memorandum and Articles of Association, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.

Waiver of Certain Corporate Opportunities

Under the Memorandum and Articles of Association, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Memorandum and Articles of Association). This is subject to applicable law and may be waived by the relevant director.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

Listing

Our Ordinary Shares and public warrants are listed on the Nasdaq Stock Market LLC under the symbols “KWM” and “KWMWW,” respectively.

DESCRIPTION OF PREFERRED SHARES

The authorized share capital of the Company is $100,000 divided into 990,000,000 Ordinary Shares of par value $0.0001 each and 10,000,000 preference shares of par value $0.0001 each. Our Memorandum and Articles of Association provide that our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares may have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

The particular terms of any issue of preferred shares will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title and number of preferred shares;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	the dividend rate on the preferred shares, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

●	whether the preferred shares shall be convertible into, or exchangeable for, Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	the liquidation preference per preferred share, if any;

●	voting rights, if any, of the preferred shares;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the preferred shares; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the preferred shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of our Ordinary Shares and reduce the likelihood that holders of our Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our Ordinary Shares. The issuance of preferred shares also could delay, deter or prevent a change in control of the Company, or make removal of management more difficult. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Ordinary Shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in a Board of Directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement, which may modify or replace the general terms described in this section.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Ordinary Shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Ordinary Shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Ordinary Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF RIGHTS

The following summary description of the rights to subscribe for Ordinary Shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.

The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such Rights offering.

Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.

The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:

●	the title of the Rights;

●	the date of determining the securityholders entitled to the Rights distribution;

●	the aggregate number of Rights issued and the aggregate number of ordinary shares purchasable upon exercise of the Rights;

●	the exercise price;

●	the date on which the Rights become exercisable and the date on which the Rights will expire;

●	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

●	if applicable, a discussion of the material Cayman Islands and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

●	the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).

If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of the material Cayman Islands and United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	directly by us or by selling securityholders to purchasers, including through a specific bidding, auction or other process;

●	privately negotiated transactions;

●	a combination of any of the above methods of sale; and

●	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Ordinary Shares will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares and the preferred shares being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP. The validity of the warrants, debt securities, Rights and units being registered hereby and certain other matters of New York state law and United States federal securities laws will be passed upon for us by Duane Morris LLP. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus and Registration statement on Form F-3 by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Hansol Inticube Co. Ltd included on page 1 of K Wave Media Ltd.’s Current Report on Form 6-K/A dated June 29, 2026 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd Street, 18th Floor, New York, New York 10168.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered.

Expenses	Amount
SEC registration fee		$34,525
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on May 15, 2026;

●	Our Reports on Form 6-K and Form 6-K/A furnished to the SEC on February 20, 2026 (including Exhibit 99.1 thereto), March 17, 2026 (but excluding Exhibit 99.1 thereto), June 4, 2026 (excluding Exhibit 99.1 and Exhibit 99.2 thereto), and June 29, 2026 (including Exhibit 99.1 and Exhibit 99.2 thereto);

●	The description of our securities contained in our registration statement on Form 8-A filed with the SEC on May 13, 2025 and any amendment or report filed with the SEC for the purpose of updating the description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: K Wave Media Ltd., 121 South Church Street, George Town, Grand Cayman, KY1-1104 Cayman Islands, Attention: Investor Relations, and our telephone number at that address is +1 (703) 790-0717. Alternatively, copies of these documents are available via our website (www.kwavemedia.com/investors), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

Our website is www.kwavemedia.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

K Wave Media Ltd.

$250,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units